EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                             -----------------------

          Check if an application to determine eligibility of A trustee pursuant to Section 305(b)(2) [X]


                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)

                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)

                             -----------------------

                              Willie J. Miller, Jr.
                           Group Senior Vice President
                        Chief Legal Officer and Secretary
                            Telephone: (312) 904-2018
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                             -----------------------
                            MS Structured Asset Corp.
               (Exact name of obligor as specified in its charter)

                Delaware                                       13-2026700
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)



              1585 Broadway
              New York, NY                                      10036
 (Address of principal executive offices)                     (Zip Code)

                             -----------------------
   Structured Asset Trust Unit Repackagings (SATURNS (SM)), Issuable in Series
                       (Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION*

Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  1. Comptroller of the Currency, Washington D.C.

                  2. Federal Deposit Insurance Corporation, Washington, D.C.

                  3. The Board of Governors of the Federal Reserve Systems,
                     Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                           Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.


                                 Not Applicable





*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

                  1. A copy of the Articles of Association of LaSalle Bank National Association now in effect.

                  2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  4. A copy of the existing By-Laws of LaSalle Bank National Association.

                  5.       Not applicable.

                  6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.       Not applicable.

                  9.       Not applicable.



                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 31st day of January, 2003.

                                            LASALLE BANK NATIONAL ASSOCIATION



                                             By: /s/  Cynthia Reis
                                                 -----------------
                                                 Cynthia Reis
                                                 First Vice President

                                    EXHIBIT 1

          ARTICLES OF ASSOCIATION OF LASALLE BANK NATIONAL ASSOCIATION

                             ARTICLES OF ASSOCIATION


FIRST. The title of this association shall be LaSalle Bank National Association.

SECOND. The main office of the association shall be in Chicago, County of Cook, State of Illinois. The general business of the association shall be conducted at its main office and its branches.

THIRD. The board of directors of this association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the voting shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par, market value or equity interest of $1,000 of stock in the bank holding company controlling this association.

Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders; provided, however, that the board of directors may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors has elected by voting shareholders where the number was 15 or less; and (2) exceeds by more than four the number of directors last elected by voting shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

FOURTH. There shall be an annual meeting of the voting shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefor in the bylaws, or if that day falls on a legal holiday in the state in which the association is located, on the next following banking day. If no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the board of directors.

Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the bank entitled to vote for election of directors.

FIFTH. The authorized amount of capital stock of this association shall be eight million (8,000,000) shares of common stock of the par value of ten dollars ($10.00) each, and one thousand (1,000) shares of Class A preferred stock of no par value, and one billion (1,000,000,000) shares of Class B preferred stock of no par value, but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The board of directors shall appoint one of its members president of this association, who shall be chairperson of the board, unless the board appoints another director to be the chairperson. The board of directors shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors and shareholders meeting and be responsible for authenticating the records of the association and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers is authorized by the board of directors in accordance with the bylaws.

The board of directors shall have the power to define the duties of the officers and employees of the association; dismiss officers and employees; require bonds from officers and employees and to fix the penalty thereof; regulate the manner in which any increase of the capital of the association shall be made; manage and administer the business and affairs of the association; make all bylaws that it may be lawful for the board to make; and generally to perform all acts that are legal for a board of directors to perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Chicago, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without the approval of the shareholders.

EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

NINTH. The board of directors of this association, or any one or more shareholders owning, in the aggregate, not less than fifty percent of the voting stock of this association, may call a special meeting of voting shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the voting shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of the meeting to each voting shareholder of record at his/her address as shown upon the books of this association.

TENTH. To the full extent permitted by the General Corporation Law of the State of Delaware or by any other applicable laws presently or hereafter in effect and subject to the provisions of this article Tenth, the association may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the association) by reason of the fact that he or she is or was a director, officer, employee or agent of the association, or is or was serving at the request of the association as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, provided no director, officer, employee or agent of the association shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this association. The termination of any actions, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the association, and with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

To the full extent permitted by the General Corporation Law of the State of Delaware or by any other applicable laws presently or hereafter in effect and subject to the provisions of this article Tenth, the association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the association to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the association, or is or was serving at the request of the association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suite if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of this duty to the association unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper, provided no director, officer, employee or agent of the association shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this association, and under circumstances in which he or she would be entitled to indemnification under this article Tenth, no director of the association shall be personally liable to the association or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the association.

Any indemnification under this article Tenth unless ordered by a court shall be made by the association only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this article Tenth. Such determination shall be made:
(a) by the board of directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion; or (c) by the voting shareholders.

Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suite or proceeding, shall be paid by the association in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in the third subparagraph of this article Tenth herein upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the association as authorized in this article Tenth.

The indemnification provided by this article Tenth shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The association shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the association, or is or was serving at the request of the association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the association would have the power to indemnify him against such liability under the provisions of this article Tenth, provided, the power of the association to purchase and maintain insurance as herein provided shall not include insurance with respect to expenses, penalties or other payments of a director, officer, employee or agent of the association incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by such individual or individuals in the form of payments to this association.

For purposes of this article, references to "the association" shall include, in addition to the surviving association or corporation, any merging or consolidating association or corporation (including any association or corporation having merged or consolidated with a merging or consolidating association or corporation) absorbed in a merger or consolidation which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such merging or consolidating association or corporation, or was serving at the request of such merging or consolidating association or corporation as a director, officer, employee or agent of another association, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the surviving association or corporation as such person would have with respect to such merging association or corporation if its separate existence had continued.

For purposes of this article, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes, assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the association" shall include any service as a director, officer, employee or agent of the association which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

The invalidity or unenforceability of any provision of this article Tenth shall not affect the validity or enforceability of the remaining provisions of this article Tenth.

ELEVENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the voting stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

May 1, 1999

                            CERTIFICATE OF AMENDMENT

                                       OF

                             ARTICLES OF ASSOCIATION

                                       OF

                        LASALLE BANK NATIONAL ASSOCIATION

         The undersigned, as representatives of LaSalle Bank National Association (the "Bank" or "LaSalle") do hereby certify as follows:

         1. The name of the Bank is LaSalle Bank National Association.

         2. The Articles of Association of the Bank are hereby amended to effect a change in the authorized capital of the Bank, creating a new class of Preferred Stock (referred to herein as the "Class C Preferred Stock"), $1,000 par value, of the Bank consisting of five hundred thousand (500,000) shares. The voting power, designation, preferences and any other rights of the Class C Preferred Stock, and the qualifications, limitations or restrictions on such class shall be as set forth below.

         3. The Articles of Association of the Bank are also hereby amended to include the designation, powers, preferences and rights of the duly authorized and previously issued Class A Preferred Stock, Class B Preferred Stock, Series 1, and Class B Preferred Stock, Series 2.

         4. The Articles of Association of the Bank are hereby amended by striking out Article FIFTH thereof and by substituting in lieu of said Article FIFTH the following new Article:

         FIFTH: The authorized amount of capital stock of this association shall be (i) eight million (8,000,000) shares of common stock, par value $10 per share ("Common Stock"), (ii) one thousand (1,000) shares of Class A preferred stock, no par value per share ("Class A Preferred Stock"), (iii) one billion (1,000,000,000) shares of Class B preferred stock, no par value per share ("Class B Preferred Stock"), and (iv) five hundred thousand (500,000) shares of Class C preferred stock, par value $1,000 per share ("Class C Preferred Stock"). Said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

         No holders of shares of the capital stock of any class of the LaSalle shall have any preemptive or preferential right of subscription to any shares of any class of stock, whether now or hereinafter authorized, or to any obligations convertible into stock of the association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such prices as the Board of Directors may from time to time fix.

         LaSalle, at any time and from time to time, may authorize and issue debt obligations whether or not subordinated, without the approval of the shareholders.

         I. The designations, powers, preferences and rights of the Class A Preferred Stock are as follows:

            (a) Designation. The designation of the Class A Preferred Stock shall be "Class A Preferred Stock."

            (b) Ranking.

               (i) The Class A Preferred Stock shall rank as to distributions and upon liquidation, dissolution or winding-up of LaSalle (i) senior to any class or series of capital stock (including but not limited to the Common Stock) of LaSalle which by its express terms does not provide that it ranks senior or pari passu to the Class A Preferred Stock, (ii) pari passu to any class or series of preferred stock of LaSalle which by its express terms provides that it ranks pari passu to the Class A Preferred Stock and (iii) junior to the Class B Preferred Stock of LaSalle or any other class or series of preferred stock of LaSalle which by its express terms provides that it ranks senior to the Class A Preferred Stock (collectively, the "Class A Senior Stock").

               (ii) In no event may LaSalle redeem, purchase or otherwise acquire for value any other class or series of stock issued by LaSalle ranking junior to the Class A preferred Stock (collectively, the "Class A Junior Stock") or any class or series of stock issued by LaSalle ranking pari passu to the Class A Preferred Stock (collectively, the "Class A Pari Passu Stock") unless, prior to or contemporaneously with such redemption, purchase or acquisition the Class A Preferred Stock is redeemed in full (in the case of redemption, purchase or acquisition of Class A Junior Stock) or on a pro rata basis based on liquidation preference (in the case of redemption, purchase or acquisition of Class A Pari Passu Stock). Notwithstanding the foregoing, this Section (b)(ii) shall not prohibit a redemption, purchase or acquisition of Class A Junior Stock or Class A Pari Passu Stock with shares of Class A Junior Stock.

            (c) Dividends. The holders of the Class A Preferred Stock shall not be entitled to receive any dividends.

            (d) Redemption. LaSalle shall have the right, in its sole discretion, to redeem any or all of the Class A Preferred Stock at any time, provided that (i) no Class B Preferred Stock or other Class B Senior Stock issued by LaSalle is outstanding and (ii) LaSalle shall have obtained prior approval from the Office of the Comptroller of the Currency ("OCC"), if required.

            (e) Preference on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of LaSalle, before any payment or distribution of the assets of LaSalle (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of shares of any Class A Junior Stock, the holders of shares of Class A Preferred Stock shall be entitled to receive payment of $1.00 per share held by them, subject to appropriate adjustment in the event of any stock split, reverse stock split or similar transaction. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of LaSalle, the assets of LaSalle, or proceeds thereof, distributed among the holders of shares of Class A Preferred Stock and any Class A Pari Passu Stock shall be insufficient to pay in full the respective preferential amounts on shares of Class A Preferred Stock and such Class A Pari Passu Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of all such stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the liquidation preference to which the holders of Class A Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of LaSalle. For the purposes of this Section (e), neither the merger or consolidation of LaSalle into or with another bank, nor the merger or consolidation of any other corporation into or with LaSalle, nor the voluntary sale, conveyance, exchange, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of LaSalle, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of LaSalle.

            (f) Intentionally deleted.

            (g) Voting.

               (i) The holders of Class A Preferred Stock shall be entitled to vote as a class with the holders of the Common Stock on all matters submitted to a vote of the holders of Common Stock, including but not limited to the election of directors (each a "Shareholder Vote"). The holders of the Class A Preferred Stock shall be entitled to cast in such a Shareholder Vote an aggregate number of votes (the "Aggregate Series A Preferred Votes") equal to the aggregate number of votes which holders of Common Stock are entitled to vote. Each holder of Class A Preferred Stock shall be entitled to cast in a Shareholder Vote such number of votes of the Aggregate Class A Preferred Votes as represent the same proportion of the Aggregate Class A Preferred Votes as the number of shares of Class A Preferred Stock held of record by such holder represents of the total number of shares of Class A Preferred Stock outstanding.

               (ii) So long as any shares of the Class A Preferred Stock are outstanding, LaSalle shall not authorize any new series or class of Class A Pari Passu Stock without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Class A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (iii) So long as any shares of the Class A Preferred Stock are outstanding, LaSalle shall not amend the Articles of Association of LaSalle so as to effect any change in rights, preferences or privileges of the Class A Preferred Stock or to authorize the issuance of any additional shares of Class A Preferred Stock without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Class A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

         II. The designations, powers, preferences and rights of the Class B Preferred Stock, Series 1, are as follows:

            (a) Designation. 2,000,000 shares of the Class B Preferred Stock shall be designated as "Class B Preferred Stock, Series 1". Said shares shall be referred to herein as the "Series B-1 Preferred Stock."

            (b) Ranking. The Series B-1 Preferred Stock shall rank as to dividends and distributions and upon liquidation, dissolution or winding-up of LaSalle (i) senior to any class or series of capital stock (including but not limited to the Common Stock) of LaSalle, which by its express terms does not provide that it ranks pari passu to the Series B-1 Preferred Stock and (ii) pari passu to any class or series of Preferred Stock of LaSalle which by its express terms provides that it ranks pari passu to the Series B-1 Preferred Stock.

            (c) Dividends.

               (i) The holders of the Series B-1 Preferred Stock shall be entitled to receive cash dividends in Sterling at a rate of 4.4215% per annum per share on the Series B-1 Liquidation Preference (as defined in Section (d)) of such shares from legally available surplus of LaSalle therefor. Such dividends shall be payable, except as provided in Section (c)(ii) below, quarterly on January 8, April 8, July 8 and October 8 of each year (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each a "Series B-1 Dividend Payment Date"), commencing on the next Series B-1 Dividend Payment Date succeeding the date of original issue of such shares of Series B-1 Preferred Stock, to holders of record as they appear on the register of LaSalle for the Series B-1 Preferred Stock on March 20, June 20, September 20 and December 20 immediately preceding such Series B-1 Dividend Payment Date. Dividends on shares of Series B-1 Preferred Stock shall accrue daily from the date of original issue of such shares, and shall be computed on the basis of a 365-day year based on the actual number of days elapsed during any dividend period. Dividends not paid on any Dividend Payment Date shall be non-cumulative.

               (ii) Notwithstanding Section (c)(i), in the event that LaSalle shall receive an Option Exercise Notice pursuant to the Put and Call Option Agreement dated 6 April 1999 between ABN AMRO North America, Inc. ("AANA") and ABN AMRO Investment Holdings Ltd. (the "Series B-1 Option Agreement"), the holders of record of the Series B-1 Preferred Stock as they appear on the register of LaSalle for the Series B-1 Preferred Stock at the close of business on the day immediately preceding the date of the Closing (as defined in the Series B-1 Option Agreement) shall be entitled to receive all accrued and unpaid dividends on the Series B-1 Preferred Stock accruing since the most recent Series B-1 Dividend Payment Date prior to the date of the Closing through the date of the Closing (the "Series B-1 Special Dividend").

               (iii) No dividend or distribution in cash, shares of capital stock or other property shall be paid or declared and set apart for payment on any date on or in respect of (i) the Common Stock or on any other series of stock issued by LaSalle ranking junior to the Series B-1 Preferred Stock in payment of dividends and distributions or upon liquidation, dissolution or winding-up of LaSalle (collectively, the "Series B-1 Junior Stock") (any such dividend or distribution hereinafter referred to as a "Series B-1 Junior Stock Distribution"), or (ii) any series of stock issued by LaSalle ranking pari passu to the Series B-1 Preferred Stock in payment of dividends and distributions or upon liquidation, dissolution or winding-up of LaSalle (collectively, the "Series B-1 Pari Passu Stock") (any such dividend or distribution hereinafter referred to as a "Series B-1 Pari Passu Stock Distribution"), unless, contemporaneously therewith or with respect to the immediately preceding Series B-1 Dividend Payment Date for the Series B-1 Preferred Stock, a dividend or distribution is or was paid or declared and set apart for payment on or in respect of the Series B-1 Preferred Stock, payable at the rate set forth herein and payable on a date no later than the payment date set forth for such Series B-1 Junior Stock Distribution or Series B-1 Pari Passu Stock Distribution, as the case may be.

               (iv) In no event may LaSalle (i) make a Series B-1 Junior Stock Distribution or a Series B-1 Pari Passu Stock Distribution while there are dividends in arrears on the Series B-1 Preferred Stock or (ii) redeem, purchase or otherwise acquire for value any Series B-1 Junior Stock or Series B-1 Pari Passu Stock unless, prior to or contemporaneously with such redemption, purchase or acquisition the Series B-1 Preferred Stock is redeemed in full (in the case of redemption, purchase or acquisition of Series B-1 Junior Stock) or on a pro rata basis based on liquidation preference (in the case of redemption, purchase or acquisition of Series B-1 Pari Passu Stock). Notwithstanding the foregoing, this Section (c) shall not prohibit (i) the payment or declaration and setting aside of a dividend payable on shares of Series B-1 Junior S Stock or Series B-1 Pari Passu Stock in shares of Series B-1 Junior Stock, (ii) a redemption, purchase or acquisition of Series B-1 Junior Stock or Series B-1 Pari Passu Stock with shares of Series B-1 Junior Stock or (iii) a redemption of Series B-1 Pari Passu Stock pursuant to a provision in the terms of such stock substantially similar to the provision set forth in Section (g)(i).

            (d) Preference on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of LaSalle, before any payment or distribution of the assets of LaSalle (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of shares of any Series B-1 Junior Stock, the holders of shares of Series B-1 Preferred Stock shall be entitled to receive payment of (pound)100 per share held by them, subject to appropriate adjustment in the event of any stock split, reverse stock split or similar transaction (the "Series B-1 Liquidation Preference") plus an amount in cash equal to all accrued and unpaid dividends thereon, whether or not declared to the date of such payment. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of LaSalle, the assets of LaSalle, or proceeds thereof, distributed among the holders of shares of Series B-1 Preferred Stock and any Series B-1 Pari Passu Stock shall be insufficient to pay in full the respective preferential amounts on shares of Series B-1 Preferred Stock and such Series B-1 Pari Passu Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of all such stock pro-ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the liquidation preference to which the holders of Series B-1 Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of LaSalle. For the purposes of this Section (d), neither the merger or consolidation of LaSalle into or with another corporation, nor the merger or consolidation of any other corporation into or with LaSalle, nor the voluntary sale, conveyance, exchange, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of LaSalle, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of LaSalle.

            (e) Cancellation of Shares. Shares of Series B-1 Preferred Stock that have been issued and have been redeemed, repurchased or reacquired in any manner by LaSalle shall be cancelled and not be reissued.

            (f) Voting.

               (i) So long as any shares of the Series B-1 Preferred Stock are outstanding, LaSalle shall not authorize any new class of capital stock that ranks senior to the Series B-1 Preferred Stock as to dividends and distributions or upon liquidation, dissolution or winding-up of LaSalle or any additional shares of the Series B-1 Preferred Stock without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (ii) So long as any shares on the Series B-1 Preferred Stock are outstanding, LaSalle shall not amend the terms of the Series B-1 Preferred Stock so as to effect any change in the rights, preferences or privileges of the Series B-1 Preferred Stock without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (iii) Except as set forth in Sections (f)(i)-(ii) and as required by law, the holders of the Series B-1 Preferred Stock shall not have any voting rights.

            (g) Redemption of Series B-1 Preferred Stock.

               (i) Optional Redemption. If AANA shall acquire all the then outstanding shares of the Series B-1 Preferred Stock of LaSalle, LaSalle shall have the option to redeem all but not less than all such outstanding shares of Series B-1 Preferred Stock by giving written notice to the holders of the Series B-1 Preferred Stock at the redemption price equal to the sum of the Liquidation Preference per share plus an amount equal to all accrued and unpaid dividends per share (the "Series B-1 Redemption Price"), such redemption to occur on such date as stated in LaSalle's Redemption Notice (as hereinafter defined).

               (ii) Redemption Procedure.

                    1. Not more than 60 days prior to the date fixed for any redemption of the Series B-1 Preferred Stock, written notice (the "Series B-1 Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series B-1 Preferred Stock at its post office address last shown on the records of LaSalle. The Series B-1 Redemption Notice shall state:

                    2. the date fixed for redemption and the Series B-1 Redemption Price; and

                    3. that the holder is to surrender to LaSalle in the manner and at the place designated, its certificate or certificates representing the shares of the Series B-1 Preferred Stock to be redeemed.

                    4. On or before the date of redemption (the "Series B-1 Redemption Date"), each holder of Series B-1 Preferred Stock shall surrender the certificate or certificates representing such shares of Series B-1 Preferred Stock to LaSalle, in the manner and at the place designated in the Series B-1 Redemption Notice, and thereupon the Series B-1 Redemption Price for such shares shall be payable in cash on the redemption date to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

                    5. Unless LaSalle defaults in the payment in full of the Series B-1 Redemption Price, dividends on the Series B-1 Preferred Stock called for redemption shall cease to accrue on the Series B-1 Redemption Date, and the holders of such shares redeemed shall cease to have any further rights with respect thereto on the Series B-1 Redemption Date, other than to receive the Series B-1 Redemption Price without interest.

            (h) Certain Definitions. As used in herein:

               (i) "(pound)" or "Sterling" means the lawful currency of the United Kingdom; and

               (ii) "Business Day" means a day on which clearing banks generally are open for business in the City of London.

         III. The designations, powers, preferences and rights of the Class B Preferred Stock, Series 2, are as follows:

            (a) Designation. 836,533.11 shares of the Class B Preferred Stock shall be designated as "Class B Preferred Stock, Series 2". Said shares shall be referred to herein as the "Series B-2 Preferred Stock."

            (b) Ranking. The Series B-2 Preferred Stock shall rank as to dividends and distributions and upon liquidation, dissolution or winding-up of LaSalle (i) senior to any class or series of capital stock (including but not limited to the Common Stock) of LaSalle, which by its express terms does not provide that it ranks pari passu to the Series B-2 Preferred Stock and (ii) pari passu to the Class B Preferred Stock, Series 1 of LaSalle and to any class or series of Preferred Stock of LaSalle which by its express terms provides that it ranks pari passu to the Series B-2 Preferred Stock.

            (c) Dividends.

               (i) The holders of the Series B-2 Preferred Stock shall be entitled to receive cash dividends in Sterling at a rate of 5.3553% per annum per share on the Series B-2 Liquidation Preference of such shares from legally available surplus of LaSalle therefor. Such dividends shall be payable, except as provided in Section (c)(ii) below, quarterly on March 8, June 8, September 8 and December 8 of each year (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each a "Series B-2 Dividend Payment Date"), commencing on the next Series B-2 Dividend Payment Date succeeding the date of original issue of such shares of Series B-2 Preferred Stock, to holders of record as they appear on the register of LaSalle for the Series B-2 Preferred Stock on February 18, May 20, August 20 and November 19 immediately preceding such Series B-2 Dividend Payment Date. Dividends on shares of Series B-2 Preferred Stock shall accrue daily from the date of original issue of such shares, and shall be computed on the basis of a 365-day year based on the actual number of days elapsed. Dividends not paid on any Dividend Payment Date shall be non-cumulative.

               (ii) Notwithstanding Section (c)(i), in the event that LaSalle shall receive an Option Exercise Notice pursuant to the Put and Call Option Agreement dated 8 December 1999 between AANA and ABN AMRO Investments Holdings Ltd. (the "Series B-2 Option Agreement"), the holders of record of the Series B-2 Preferred Stock as they appear on the register of LaSalle for the Series B-2 Preferred Stock at the close of business on the day immediately preceding the date of the Closing (as defined in the Series B-2 Option Agreement) shall be entitled to receive all accrued and unpaid dividends on the Series B-2 Preferred Stock accruing since the most recent Series B-2 Dividend Payment Date prior to the date of the Closing through the date of the Closing (the "Series B-2 Special Dividend").

               (iii) No dividend or distribution in cash, shares of capital stock or other property shall be paid or declared and set apart for payment on any date on or in respect of (i) the Common Stock or on any other series of stock issued by LaSalle ranking junior to the Series B-2 Preferred Stock in payment of dividends and distributions or upon liquidation, dissolution or winding-up of LaSalle (collectively, the "Series B-2 Junior Stock") (any such dividend or distribution hereinafter referred to as a "Series B-2 Junior Stock Distribution") or (ii) any series of stock issued by LaSalle ranking pari passu to the Series B-2 Preferred Stock in payment of dividends and distributions or upon liquidation, dissolution or winding-up of LaSalle (collectively, the "Series B-2 Pari Passu Stock") (any such dividend or distribution hereinafter referred to as a "Series B-2 Pari Passu Stock Distribution"), unless, contemporaneously therewith or with respect to the immediately preceding Series B-2 Dividend Payment Date for the Series B-2 Preferred Stock, a dividend or distribution is or was paid or declared and set apart for payment on or in respect of the Series B-2 Preferred Stock, payable at the rate set forth herein and payable on a date no later than the payment date set forth for such Series B-2 Junior Stock Distribution or Series B-2 Pari Passu Stock Distribution, as the case may be.

               (iv) In no event may LaSalle (i) make a Series B-2 Junior Stock Distribution or a Series B-2 Pari Passu Stock Distribution while there are dividends in arrears on the Series B-2 Preferred Stock or (ii) redeem, purchase or otherwise acquire for value any Series B-2 Junior Stock or Series B-2 Pari Passu Stock unless, prior to or contemporaneously with such redemption, purchase or acquisition the Series B-2 Preferred Stock is redeemed in full (in the case of Junior Stock) or on a pro rata basis based on redemption, purchase or acquisition of Series B liquidation preference (in the case of redemption, purchase or acquisition of Series B-2 Pari Passu Stock). Notwithstanding the foregoing, this Section (c) shall not prohibit (i) the payment or declaration and setting aside of a dividend payable on shares of Series B-2 Junior Stock or Series B-2 Pari Passu Stock in shares of Series B-2 Junior Stock, (ii) a redemption, purchase or acquisition of Series B-2 Junior Stock or Series B-2 Pari Passu Stock with shares of Series B-2 Junior Stock or (iii) a redemption of Series B-2 Pari Passu Stock pursuant to a provision in the terms of such stock substantially similar to the provision set forth in Section (g)(i).

            (d) Preference on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of LaSalle, before any payment or distribution of the assets of LaSalle (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of shares of any Series B-2 Junior Stock, the holders of shares of Series B-2 Preferred Stock shall be entitled to receive payment in cash of (pound)100.00 per share held by them, subject to appropriate adjustment in the event of any stock split, reverse stock split or similar transaction (the "Series B-2 Liquidation Preference") plus an amount in Sterling in cash equal to all accrued and unpaid dividends thereon, whether or not declared to the date of such payment. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of LaSalle, the assets of LaSalle, or proceeds thereof, distributed among the holders of shares of Series B-2 Preferred Stock and any Series B-2 Pari Passu Stock shall be insufficient to pay in full the respective preferential amounts on shares of Series B-2 Preferred Stock and such Series B-2 Pari Passu Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of all such stock pro-ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the liquidation preference to which the holders of Series B-2 Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of LaSalle. For the purposes of this Section (d), neither the merger or consolidation of LaSalle into or with another corporation, nor the merger or consolidation of any other corporation into or with LaSalle, nor the voluntary sale, conveyance, exchange, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of LaSalle, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of LaSalle.

            (e) Cancellation of Shares. Shares of Series B-2 Preferred Stock that have been issued and have been redeemed, repurchased or reacquired in any manner by LaSalle shall be cancelled and not be reissued.

            (f) Voting.

               (i) So long as any shares of the Series B-2 Preferred Stock are outstanding, LaSalle shall not authorize any new class of capital stock that ranks senior to the Series B-2 Preferred Stock as to dividends and distributions or upon liquidation, dissolution or winding-up of LaSalle or any additional shares of the Series B-2 Preferred Stock without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Series B-2 Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (ii) So long as any shares on the Series B-2 Preferred Stock are outstanding, LaSalle shall not amend the terms of the Series B-2 Preferred Stock so as to effect any change in the rights, preferences or privileges of the Series B-2 Preferred Stock without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Series B-2 Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (iii) Except as set forth in Sections (f)(i)-(ii) and as required by law, the holders of the Series B-2 Preferred Stock shall not have any voting rights.

            (g) Redemption of Series B-2 Preferred Stock.

               (i) Optional Redemption. If AANA shall acquire all the then outstanding shares of the Series B-2 Preferred Stock of LaSalle, LaSalle shall have the option to redeem all but not less than all such outstanding shares of Series B-2 Preferred Stock by giving written notice to the holders of the Series B-2 Preferred Stock at a redemption price equal to the sum of the Liquidation Preference therefor plus an amount equal to all accrued and unpaid dividends thereon (the "Series B-2 Redemption Price"), such redemption to occur on such date as stated in LaSalle's Redemption Notice (as hereinafter defined).

               (ii) Redemption Procedure.

                    1. Not more than 60 days prior to the date fixed for any redemption of the Series B-2 Preferred Stock, written notice (the "Series B-2 Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series B-2 Preferred Stock at its post office address last shown on the records of LaSalle. The Series B-2 Redemption Notice shall state:

                              a. the date fixed for redemption and the Series
                    B-2 Redemption Price; and

                              b. that the holder is to surrender to LaSalle in
                    the manner and at the place designated, its certificate or certificates representing the shares of the Series B-2 Preferred Stock to be redeemed.

                              c. On or before the date of redemption (the
                    "Redemption Date"), each holder of Series B-2 Preferred Stock shall surrender the certificate or certificates representing such shares of Series B-2 Preferred Stock to LaSalle, in the manner and at the place designated in the Redemption Notice, and thereupon the Series B-2 Redemption Price for such shares shall be payable in cash on the redemption date to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

                              d. Unless LaSalle defaults in the payment in full
                    of the Series B-2 Redemption Price, dividends on the Series B-2 Preferred Stock called for redemption shall cease to accrue on the Series B-2 Redemption Date, and the holders of such shares redeemed shall cease to have any further rights with respect thereto on the Series B-2 Redemption Date, other than to receive the Series B-2 Redemption Price without interest.

         IV. The designations, powers, preferences and rights of the Class C Preferred Stock are as follows:

            (a) Designation; Par Value; Number of Shares.

               (i) The designation of such series of Preferred Stock shall be "Class C Preferred Stock (hereinafter referred to as the "Class C Preferred Stock") and the number of authorized shares constituting the Class C Preferred Stock is Five Hundred Thousand (500,000). No fractional shares of Class C Preferred Stock shall be issued. The Class C Preferred Stock shall be deemed a separate class of Preferred Stock apart from any other series of Preferred Stock.

               (ii) The Class C Preferred Stock shall have a par value of One Thousand Dollars ($1,000.00) per share.

               (iii) Any shares of Class C Preferred Stock which at any time have been redeemed by the Bank shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series of Preferred Stock by the Board of Directors.

            (b) Dividends.

               (i)

                    1. Holders of shares of Class C Preferred Stock shall be entitled to receive noncumulative cash dividends, payable quarterly in arrears, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, out of funds legally available therefor, from the date of original issuance of such shares to and including December 15, 2001 and for each dividend period commencing on December 15, 2001 and on each March 15, June 15, September 15 and December 15 thereafter and ending on and including the day next preceding the first day of the next dividend period (being hereinafter referred to as a "Dividend Period") at a variable rate equal to 65% of Three-Month LIBOR plus 25 basis points (.25%) reset quarterly in perpetuity.

                "Three-Month LIBOR" for any Dividend Period means the rate for deposits in U.S. dollars having a term of three months, commencing on the first day of such Dividend Period (a "Reset Date"), which appears on Page 3750 on Bridge Telerate Inc. or any successor page (the "Telerate LIBOR Page") at approximately 11:00 a.m., London time, on the day that is two London banking days preceding such Reset Date. If such rate does not appear on the Telerate LIBOR Page, the rate for such Reset Date will mean the rate at which deposits in U.S. dollars are offered by four major banks in the London interbank market (the "Reference Banks") at approximately 11:00 a.m., London time, on the day that is two London banking days preceding such Reset Date to prime banks in the London interbank market for a period of three months commencing from such Reset Date and in a representative amount. The Bank and its agents will request the principal London office of each of the Reference Banks to provide a quotation of such rate. If at least two such quotations are provided, the rate for such Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Reset Date will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Bank or its agents, at approximately 11:00 a.m., New York City time, on such Reset Date for loans in U.S. dollars to leading European banks for a period of three months commencing on such Reset Date and in a representative amount.

                    2. Dividends as provided for in this Section (b) shall accrue from the date of original issuance and shall be payable when, as and if declared by the Board of Directors, or a duly authorized committee thereof, out of funds legally available therefor, quarterly in arrears on each March 15, June 15, September 15 and December 15 in each year, commencing December 15, 2001 (each, a "Dividend Payment Date"), to the holders of record on such respective dates. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend that is not paid when it accrues.

               (ii) Dividends on shares of Class C Preferred Stock shall be noncumulative so that if a dividend on the shares of Class C Preferred Stock with respect to any Dividend Period is not declared by the Board of Directors, or any duly authorized committee thereof, then the Bank shall have no obligation at any time to pay a dividend on the shares of Class C Preferred Stock in respect of such Dividend Period. Holders of the shares of Class C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the noncumulative dividends declared by the Board of Directors, or a duly authorized committee thereof, as set forth herein. Notwithstanding anything contained herein to the contrary, if a dividend on any shares of Class C Preferred Stock is not declared by the Board of Directors, or any duly authorized committee thereof, no adjustments thereon shall be payable for such Dividend Period.

               (iii) No full dividends shall be declared or paid or set apart for payment on any share of any series of Preferred Stock or any share of any other class of stock, or series thereof, in any such case ranking on a parity with or junior to the Class C Preferred Stock as to dividends, unless full dividends for the then current Dividend Period on the Class C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full upon the Class C Preferred Stock and any other series of Preferred Stock or any other class of stock, or series thereof, in any such case ranking on a parity with the Class C Preferred Stock as to dividends, in any such case all dividends declared upon the Class C Preferred Stock and such other series or class of stock shall be declared pro rata so that the amount of dividends declared per share on the Class C Preferred Stock and such other series or class of stock shall in all cases bear the same ratio that accrued dividends per share (which in the case of the Class C Preferred Stock shall not include any accumulation in respect of undeclared or unpaid dividends for prior Dividend Periods unless previously declared and without interest) on the Class C Preferred Stock and on such other series or class of stock bear to each other.

               (iv) So long as any shares of Class C Preferred Stock shall be outstanding, unless full dividends on all outstanding shares of Class C Preferred Stock shall have been declared and paid or set apart for payment for the immediately preceding Dividend Period and except as provided in Section
(b)(iii), (i) no dividend (other than a dividend in Common Stock or in any other stock of the Bank ranking junior to the Class C Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up) shall be declared and paid or set aside for payment, or other distribution declared or made, on the Common Stock or on any other stock ranking junior to or on a parity with Class C Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, and (ii) no shares of Common Stock or shares of any other stock of the Bank ranking junior to or on a parity with Class C Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration by the Bank or any subsidiary of the Bank (nor shall any moneys be paid to or made available for a sinking or other fund for the redemption, purchase or other acquisition of any shares of any such stock), other than by conversion into or exchange for Common Stock or any other stock of the Bank ranking junior to Class C Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up.

            (c) Redemption.

               (i) Issued and outstanding shares of Class C Preferred Stock are not redeemable prior to December 15, 2006. On and after such date, the shares of the Class C Preferred Stock will be redeemable at the option of the Bank, in whole or in part, at any time or from time to time on not more than 60 days' notice at $1,000 per share plus an amount equal to accrued and unpaid dividends for the then-current Dividend Period, if declared (without accumulation of any unpaid dividends for prior Dividend Periods unless previously declared and without interest) to the date fixed for redemption; provided, however, that in the case of a redemption in part, no holder's shares shall be redeemed if after giving effect to such redemption such holder would hold fewer than 250 shares of Class C Preferred Stock. Redemptions of the Class C Preferred Stock shall be in aggregate increments of $250,000.

               (ii)

                    1. In the event the Bank shall redeem shares of Class C Preferred Stock, notice of such redemption shall be given by first-class mail, postage prepaid, mailed not more than 60 days prior to the date fixed for redemption, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the books of the Bank. Each such notice shall state: (A) the date fixed for redemption; (B) the number of shares of Class C Preferred Stock to be redeemed and, if less than all of the shares of Class C Preferred Stock held by such holder are to be redeemed, the number of such shares (and the certificate numbers of such shares) to be redeemed from such holder; (C) the redemption price (specifying the amount of accrued and unpaid dividends to be included therein) and the manner in which such redemption price is to be paid and delivered; (D) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (E) that dividends on the shares to be redeemed will cease to accrue as of the date fixed for redemption; and (F) the provision hereunder pursuant to which such redemption is being made. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, and the failure to give notice to any holder of shares of Class C Preferred Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of Class C Preferred Stock to be so redeemed.

                    2. Notice having been so mailed as aforesaid, from and after the date fixed for redemption (unless default shall be made by the Bank in providing funds for the payment of the redemption price), dividends shall cease to accumulate on the shares of Class C Preferred Stock (except the right to receive from the Bank the redemption price against delivery of such shares, but without interest), and such shares shall no longer be deemed to be outstanding. The Bank's obligation to provide funds in accordance with the preceding sentence shall be deemed fulfilled if, on or before 12:00 noon, Chicago time, on the date fixed for redemption, the Bank shall either set aside adequate funds to effect such redemption or deposit such funds with any bank or trust company organized and in good standing under the laws of the United States and the State of Delaware that was named in the notice of redemption, with instructions that such funds be distributed to the respective holders of shares of the Class C Preferred Stock to be redeemed on endorsement and surrender of their certificates.

                    3. If such notice of redemption shall have been duly mailed and if on or before the redemption date specified therein the funds necessary for such redemption shall have been set aside or deposited by the Bank for the pro rata benefit of the holders of the shares of Class C Preferred Stock called for redemption, then, notwithstanding that any certificate for shares of Class C Preferred Stock so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares of Class C Preferred Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares of Class C Preferred Stock shall forthwith cease and terminate, except for the right of the holders thereof to receive the redemption price from the Bank at any time after the time the funds were deposited or set aside by the Bank, without any interest thereon.

                    4. Any interest accrued on funds set aside or deposited by the Bank in connection with any redemption of shares of Class C Preferred Stock shall be paid to the Bank from time to time and the holders of any such shares to be redeemed with such money shall have no claim to any such interest. Any funds set aside or deposited by the Bank and unclaimed at the end of two years from any redemption date shall be repaid or released to the Bank, after which the holder or holders of shares of Class C Preferred Stock so called for redemption shall look only to the Bank for payment of the redemption price, without any interest thereon.

               (iii) Upon surrender in accordance with such notice of the certificate for any shares to be redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Bank at the applicable redemption price. If less than all the outstanding shares of Class C Preferred Stock are to be redeemed, such shares shall be redeemed on a pro rata basis (with adjustments to eliminate fractions).

               (iv) In no event shall the Bank redeem less than all the outstanding shares of Class C Preferred Stock unless dividends for the then-current Dividend Period (without accumulation of any accrued and unpaid dividends for prior Dividend Periods unless previously declared and without interest) to the date fixed for redemption shall have been declared and paid or set apart for payment on all outstanding shares of Class C Preferred Stock; provided, however, that the foregoing shall not prevent, if otherwise permitted, the purchase or acquisition by the Bank of shares of Class C Preferred Stock pursuant to a tender or exchange offer made on the same terms to holders of all the outstanding shares of Class C Preferred Stock and mailed to the holders of record of all such outstanding shares at such holders' addresses as the same appear on the books of the Bank; and provided further that if some, but less than all, of the shares of Class C Preferred Stock are to be purchased or otherwise acquired pursuant to such tender or exchange offer and the number of shares so tendered exceeds the number of shares so to be purchased or otherwise acquired by the Bank, the shares of Class C Preferred Stock so tendered shall be purchased or otherwise acquired by the Bank on a pro rata basis (with adjustments to eliminate fractions) according to the number of such shares duly tendered by each holder so tendering shares of Class C Preferred Stock for such purchase or exchange.

               (v) Notwithstanding anything contained herein to the contrary, any optional redemption of shares of Class C Preferred Stock will be subject to the approval of the Office of the Comptroller of the Currency unless at such time its approval is not required.

            (d) Liquidation Preference.

               (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Bank, the holders of shares of Class C Preferred Stock shall be entitled to receive out of the assets of the Bank available for distribution to stockholders, before any distribution of assets shall be made to the holders of shares of Common Stock or of any other class or series of stock ranking junior to the Class C Preferred Stock as to such a distribution, an amount equal to $1,000.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) for the then-current Dividend Period (without accumulation of any accrued and unpaid dividends for prior Dividend Periods, unless previously declared and without interest) to the date fixed for payment of such distribution.

               (ii) If upon any voluntary or involuntary liquidation, dissolution or winding up of the Bank, the amounts payable with respect to shares of Class C Preferred Stock and shares of any other class or series of stock of the Bank ranking on a parity with the Class C Preferred Stock as to any such distribution are not paid in full, the holders of shares of Class C Preferred Stock and the holders of shares of such other class or series of stock shall share ratably in any such distribution of assets of the Bank in proportion to the respective full preferential amounts to which they are entitled.

               (iii) After payment to the holders of shares of Class C Preferred Stock of the full preferential amounts provided for in this Section (d), the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Bank.

               (iv) The consolidation or merger of the Bank with or into any other corporation or corporations, or the sale, lease or conveyance of all or substantially all the assets of the Bank, whether for cash, shares of stock, securities or properties, shall not be regarded as a liquidation, dissolution or winding up of the Bank within the meaning of this Section (d).

            (e) Conversion and Exchange. The holders of shares of Class C Preferred Stock shall not have any rights to convert such shares into or to exchange such shares for shares of Common Stock, any other class or classes of capital stock (or any other security) or any other series of any class or classes of capital stock (or any other security) of the Bank.

            (f) Voting Rights.

               (i) Holders of shares of Class C Preferred Stock shall have no voting rights, either general or special, except as expressly provided by applicable law or as specified in this Section (f).

               (ii) So long as any shares of Class C Preferred Stock remain outstanding, without the consent of the holders of shares entitled to cast at least a majority of the votes entitled to be cast by the holders of the total number of shares of Class C Preferred Stock then outstanding, voting as a class, with the holders of shares of Class C Preferred Stock being entitled to cast one vote per share thereon (based on a liquidation preference of $1,000.00 per share), the Bank may not alter or change the provisions of the Articles of Association, as amended from time to time, or the By-laws of the Bank so as to adversely affect the voting power, preferences or special rights of the holders of shares of Class C Preferred Stock or such other series of Preferred Stock; provided, however, that if any such alteration or change would adversely affect the voting power, preferences or special rights of only the shares of Class C Preferred Stock, then such alteration or change may be effected only with the consent of at least two-thirds of the holders of shares of Class C Preferred Stock then outstanding; and, provided, further, that an increase in the authorized amount of Preferred Stock or the creation of any class or series of stock ranking on parity with or junior to the shares of Class C Preferred Stock as to dividends and/or distributions of assets upon liquidation, dissolution or winding up shall not be deemed to adversely affect the voting power, preferences or special rights of the holders of shares of Class C Preferred Stock. The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such voting would otherwise be required occurs, all outstanding shares of Class C Preferred Stock shall have been (x) redeemed or called for redemption and sufficient funds shall have been set aside or deposited by the Bank to effect such redemption in accordance with Section
(c)(ii)(2) or (c)(ii)(3) hereof, or (y) purchased or otherwise acquired and canceled.

            (g) Priority as to Certain Distributions. As a series of Preferred Stock, the shares of Class C Preferred Stock shall be entitled to such rights and priorities, and subject to such limitations, as to dividends as are set forth in these resolutions and in the Articles of Association.

            (h) Sinking Fund. No sinking fund shall be provided for the purchase or redemption of shares of the Class C Preferred Stock.

            (i) Ranking. Without limitation to any provision set forth herein or in the Articles of Association, it is hereby confirmed and expressly declared that the Class C Preferred Stock will rank pari passu to the Class A Preferred Stock and will rank junior to the Series B-1 Preferred Stock and the Series B-2 Preferred Stock as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Bank.

         For purposes hereof, any class or series of stock of the Bank shall be deemed to rank:

               (i) prior to the Class C Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class C Preferred Stock;

               (ii) on a parity with the Class C Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, Dividend Payment Dates, redemption prices or liquidation preferences per share thereof are different from those of the Class C Preferred Stock, if the holders of such class or series of stock and of the Class C Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend amounts or liquidation preferences, without preference or priority to the holders of Class C Preferred Stock; and

               (iii) junior to the Class C Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of the Class C Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

            (j) Exclusion of Other Rights. Unless otherwise required by law, shares of Class C Preferred Stock shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

            (k) Notices. All notices or communications, unless otherwise specified in the By-laws of the Bank, the Articles of Association or otherwise in these resolutions, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

            (l) Miscellaneous. The Board of Directors may interpret the provisions hereof to resolve any inconsistency or ambiguity which may arise or be revealed and if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors may, in appropriate circumstances, authorize the filing of a Certificate of Correction pursuant to Delaware law.

            (m) Change in Number of Shares. As provided in the Articles of Association but subject to applicable law, the Board of Directors may increase or decrease the number of shares of this Series of Preferred Stock subsequent to the issuance of shares of this series, but not below the number of shares of Class C Preferred Stock then outstanding.

            (n) Unit Restrictions. The shares of Class C Preferred Stock shall be offered in units consisting of at least 250 shares (minimum $250,000 aggregate liquidation preference). In no event may fewer than all of a holder's shares be transferred unless thereafter such holder retains, and each transferee holds, at least 250 shares of Class C Preferred Stock.

            (o) Captions. The captions and headings set forth in these resolutions are for convenience of reference only and are not a part of, nor shall they affect the interpretation or construction of, these resolutions.

The amendment of the Articles of Association herein certified has been duly adopted in accordance with the laws of the United States.

         IN WITNESS WHEREOF, the undersigned has made and subscribed this Certificate of Amendment this 14th day of November, 2001.

                              LASALLE BANK NATIONAL ASSOCIATION


                              By: /s/ Carol L. Tenyak
                                 --------------------
                              Name: Carol L. Tenyak
                              Title:   Group Senior Vice President & Secretary

                                    EXHIBIT 4

                   BYLAWS OF LASALLE BANK NATIONAL ASSOCIATION

                                        As amended and restated January 22, 2003



                                     BYLAWS

                                       OF

                        LASALLE BANK NATIONAL ASSOCIATION

                (a National Banking Association which association
            is herein referred to as the "bank" or the "association")



                                    ARTICLE I

                          MEETINGS OF THE SHAREHOLDERS

         SECTION 1.1. ANNUAL MEETING. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the association, 135 South LaSalle Street, Chicago, Illinois, at 8:30 A.M. on the third Wednesday of May of each year, or at such other place, within or without the state in which the bank's main office is located, or time as the board of directors may designate. Notice of the meeting shall be mailed, postage prepaid, or sent by confirmed facsimile, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at the address, or facsimile number (as the case may be), appearing on the books of the association. If, for any cause, an election of directors is not made on that date, an election shall be held on some subsequent day, as soon thereafter as practicable but within 60 days of the date fixed, to be designated by the board of directors, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares.

         SECTION 1.2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by shareholders owning, in the aggregate, not less than fifty percent of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, or sent by confirmed facsimile, not less than 10 days prior nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address, or facsimile number (as the case may be), appearing on the books of the association, a notice stating the purpose of the meeting.

The board of directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

A special meeting may be called by shareholders or the board of directors to amend the Articles of Association or Bylaws, whether or not such Bylaws may be amended by the board in the absence of shareholder approval.

If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the association becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

         SECTION 1.3 NOMINATIONS OF DIRECTORS. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the association no later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

          (1)  The name and address of each proposed nominee.

          (2)  The principal occupation of each proposed nominee.

          (3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

          (4)  The name and residence address of the notifying shareholder.

          (5) The number of share of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

         SECTION 1.4. JUDGES OF ELECTION. Every election of directors shall be managed by three judges who shall be appointed by the board of directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the Secretary a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

         SECTION 1.5. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with facsimile signatures may be used, and unexecuted proxies may be counted upon receipt of a written confirmation from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

         SECTION 1.6. QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to section 10.2; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association, or by the shareholders or directors pursuant to section 9.2.

         SECTION 1.7. WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. To the extent permitted by law, any action that may be taken at any meeting of shareholders may be taken without a meeting, without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding shares entitled to vote thereon.


                                   ARTICLE II

                                    DIRECTORS

         SECTION 2.1. BOARD OF DIRECTORS. The board of directors (board) shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board.

         SECTION 2.2. NUMBER. The board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of the shareholders at any meeting thereof, or if such a resolution shall not be in effect, such number shall be five; provided however, that a majority of the full board may not increase the number of directors by more than two if the number of directors last elected by the shareholders was fifteen or less and by not more than four where the number of directors last elected by shareholders was sixteen or more, provided that in no event shall the number of directors exceed twenty five.

         SECTION 2.3. ORGANIZATION MEETING. The Secretary, upon receiving the certificate of the judges of the result of any election, shall notify the directors-elect of their election, and of the time at which they are required to meet at the main office of the association, or at such other place as the board may designate, to organize the new board and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         SECTION 2.4. REGULAR MEETINGS. The regular meetings of the board shall be held, without notice, on the such dates and at such times as shall be established annually by the board at. Meetings shall be held at the main office or at such other place, within or without the state in which the bank's main office is located, as the board may designate. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

         SECTION 2.5. SPECIAL MEETINGS. Special meetings of the board may be called by the chairman of the board, the president of the association, or at the request of three or more directors. Each member of the board shall be given notice stating the time and place by telegram, first class mail, facsimile or telephonic communications, or in person, of each special meeting.

         SECTION 2.6. QUORUM. A majority of the director positions shall constitute a quorum at any meeting, except when otherwise provided by law, or the Bylaws, but a lesser number may adjourn any meeting, from time to time, and the meeting may reconvene (as adjourned) without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with section 2.7.

         SECTION 2.7. VACANCIES. When any vacancy occurs among the directors, a majority of the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with section 1.2 of this article. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         SECTION 2.8. RETIREMENT POLICY. A Retirement policy adopted by the board shall be applicable to directors who are not active officers of the association.

         SECTION 2.9. WRITTEN CONSENT OF DIRECTORS IN LIEU OF MEETING. To the extent permitted by law, any action that may be taken at any meeting of the board or any committee thereof may be taken without a meeting, without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the board or of such committee, as the case may be.

         SECTION 2.10. DIRECTOR QUALIFYING SHARES. Each director shall own a qualifying equity interest in the association, as required by applicable law. In the event that directors own common stock of the association, directors assign and are deemed to have assigned the right to receive distributions (including in-kind or non-cash distributions, and/or the cash equivalent thereof) on such common stock; provided, however, that directors shall have the right to receive quarterly cash distributions, if any, on the common stock of the association and such other cash distributions as authorized by the board or an authorized committee thereof.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

         SECTION 3.1. APPOINTMENT AND POWERS. The board of directors may, by resolution passed by a majority of the number of directors, designate one or more committees, by formal charter or otherwise. Each committee shall consist of one or more of the directors of the association, and shall have and may exercise such powers and authority of the board in the management of the business and affairs of the association as shall be described in the resolution or charter designating such committee. Any committee so designated may not:

         (1)      Authorize distributions of assets or dividends.

         (2)      Approve action required to be approved by shareholders.

         (3) Fill vacancies on the board of directors or any of its committees.

         (4)      Amend the Articles of Association.

         (5)      Adopt, amend, or repeal the Bylaws.

         (6) Authorize or approve the issuance or sale, or contract for sale, of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares.

         SECTION 3.2. HOLDING COMPANY COMMITTEES. Notwithstanding section 3.1 of the bylaws, for so long as (a) the association is majority owned and controlled by LaSalle Bank Corporation, and (b) the directors of LaSalle Bank Corporation are also directors of the association, then the board of directors is authorized to delegate, by resolution passed by a majority of the number of directors, to duly empowered and authorized board committees of LaSalle Bank Corporation, such powers and authorities as are described in the LaSalle Bank Corporation resolutions or charters establishing such committees; provided, however, that nothing in this section 3.2 shall be deemed to relieve the association's board of directors from its responsibility to manage, supervise and administer the business and affairs of the association

         SECTION 3.3. AUDIT COMMITTEE. There shall be an audit committee of the board composed of not less than three directors, exclusive of any active officers of the association, appointed by the board annually or more often. The duty of the audit committee shall be, at least once during each calendar year and within 15 months of the last examination, to examine or cause suitable examinations to be made by auditors responsible only to the board, of the affairs of the association. The results of such examination shall be reported in writing to the board at the next regular meeting thereafter. Such report shall state whether the association is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the board such changes in the manner of conducting the affairs of the association as shall be deemed advisable. The audit committee function may be delegated to a committee of LaSalle Bank Corporation pursuant to section 3.2.

         SECTION 3.4. TRUST COMMITTEES. There shall be such trust committee(s) as may be described in Article V of these bylaws or as otherwise appointed by the board in accordance with these bylaws and applicable law.



                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

         SECTION 4.1. CHAIRMAN OF THE BOARD. The board shall appoint one of its members to be the chairman of the board to serve at its pleasure. The chairman of the board shall preside at all meetings of the board. The chairman of the board shall supervise the carrying out of the policies adopted or approved by the board, and shall have general executive powers, as well as the specific powers conferred by these bylaws. The chairman of the board shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board. The chairman of the board shall be ex-officio a member of all committees, except any audit committees.

         SECTION 4.2. VICE CHAIRMAN OF THE BOARD. The board may appoint one or more of its members to be vice chairman of the board. The vice-chairmen shall perform such duties as may from time to time be assigned by the board.

         SECTION 4.3. PRESIDENT. The board shall appoint one of its members to be the president of the association. The president shall be the chief executive officer of the association and, in the absence of the chairman, shall preside at any meeting of the board. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these bylaws. The president shall have general supervision of the business, affairs and personnel of the association and in the absence of the chairman, shall exercise the powers and perform the duties of the chairman of the board. The president shall be ex officio a member of all committees, except the audit committee and the trust audit committee. The president shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board.

         SECTION 4.4. CHIEF OPERATING OFFICER. The board may appoint a chief operating officer. The chief operating officer shall perform such duties as may from time to time be assigned by the board, the chairman of the board or president.

         SECTION 4.5. SENIOR OFFICERS. The board may appoint one or more executive vice presidents, group senior vice presidents, and such other senior officers as from time to time may appear to the board to be required or desirable to transact the business of the association. Each senior officer shall have such powers and duties as may be assigned to such person by the board, the chairman of the board, or the president.

         SECTION 4.6. OTHER OFFICERS. The board, the chairman of the board, or the president may appoint one or more senior vice presidents, group vice presidents, first vice presidents, vice presidents, assistant vice presidents, trust officers, assistant trust officers, assistant secretaries, branch managers and assistant branch managers, and such other officers and attorneys in fact as from time to time may appear to the board, the chairman of the board, or the president, as the case may be, to be required or desirable to transact the business of the association. Such officers, respectively, shall exercise such powers and perform such duties as pertain to their several offices or as may be conferred upon, or assigned to them by the board, the chairman of the board, or the president.

         SECTION 4.7. SECRETARY. The board shall appoint a secretary who shall be secretary of the board and of the association, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents, and papers of the association; shall provide for the keeping of proper records of all transactions of the association; shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned to such person from time to time, by the board, the chairman of the board, or the president.

         SECTION 4.8. CLERKS, EMPLOYEES AND AGENTS. The chairman of the board, the president, or any other active officer of the association authorized by the chairman of the board, or the president, may appoint and dismiss any non-officer employee as they may deem necessary or advisable for the prompt and orderly transaction of business of the association, define their duties, fix the salaries or compensation to be paid them and the conditions of their employment.

         SECTION 4.9. SURETY BONDS. All the active officers and employees of this association may be covered by one of the blanket form bonds customarily written by the surety companies, drawn for such an amount, and executed by such surety company, as the board may from time to time require, and duly approve; or at the discretion of the board, all such active officers and employees shall, respectively, give such bond, with such security, and in such denominations as the board may from time to time require and direct. All bonds approved by the board shall assure the faithful and honest discharge of the respective duties of such active officer or employee and shall provide that such active officer or employee shall faithfully apply and account for all moneys, funds, valuables and property of every kind and description that may from time to time come into such person's hands or be entrusted to such person's care, and pay over and deliver the same to the order of the board or to such other person or persons as may be authorized to demand and receive the same.

         SECTION 4.10. TERM OF OFFICE. All officers shall hold their respective offices at the pleasure of the board, for the current year for which the board was elected and until their successors are appointed, unless they shall resign, become disqualified, or be removed; and any vacancy shall, if required by these bylaws, be filled promptly according to the provisions of these bylaws.

         SECTION 4.11. RESIGNATION. An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.


                                    ARTICLE V

                               FIDUCIARY SERVICES

         SECTION 5.1. TRUST OFFICER. There shall be a trust officer of this association whose duties shall be to manage, supervise and direct all the fiduciary activities of the association. Such person shall do or cause to be done all things necessary or proper in carrying on the fiduciary business of the association according to provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all-important matters pertaining to fiduciary activities. The trust officer shall be responsible for all assets and documents held by the association in connection with fiduciary matters.


         SECTION 5.2. TRUST AUDIT COMMITTEE. The board shall appoint a committee of not less than two directors, including members ex-officio provided for in the other sections of these bylaws, exclusive of any active officers of the association, which shall at least once during each calendar year and within 15 months of the last such audit make suitable audits of the association's fiduciary activities or cause suitable audits to be made by auditors responsible only to the board, and at such time shall ascertain whether fiduciary powers have been administered in accordance with law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles. Notwithstanding the provisions of this Section, the board at any time may assign to the audit committee, in addition to the duties of the audit committee set forth in Section
3.3 of these bylaws, all of the duties of the trust audit committee and during such time as the audit committee is performing the duties of both committees, the trust audit committee shall cease to function as a committee of the board. The board at any time may reassign the duties provided for in this Section to the trust audit committee. The trust audit committee function may be delegated to a committee or committees of LaSalle Bank Corporation pursuant to section 3.2.

         SECTION 5.3. FIDUCIARY FILES. There shall be maintained in the association files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

         SECTION 5.4. TRUST INVESTMENTS. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.


                                   ARTICLE VI

                          STOCK AND STOCK CERTIFICATES

         SECTION 6.1. TRANSFERS. Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his or her shares, succeed to all rights of the prior holder of such shares, except in the case of director qualifying shares as described in section 2.10. The board of directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the association for stock transfers, voting at shareholder meetings, and related matters, and to protect it against fraudulent transfers.

         SECTION 6.2. STOCK CERTIFICATES. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary or an assistant secretary, or any other officer appointed by the board for that purpose, to be known as an authorized officer, and the seal of the association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the association properly endorsed. The board of directors may adopt or use procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

The association may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the association as the shareholder. The procedure may set forth:

          (1)  The types of nominees to which it applies.

          (2) The rights or privileges that the association recognizes in a beneficial owner.

          (3) How the nominee may request the association to recognize the beneficial owner as the shareholder.

          (4) The information that must be provided when the procedure is selected.

          (5) The period over which the association will continue to recognize the beneficial owner as the shareholder.

          (6)  Other aspects of the rights and duties created.


                                   ARTICLE VII

                                 CORPORATE SEAL

         The president, the cashier, the secretary or any assistant cashier or assistant secretary, trust officer or other officer thereunto designated by the board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the form set forth herein.
                                 ( Impression )
                                     ( of )
                                    ( Seal )



                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.1. DEFINITIONS. For purposes of this Article, the following definitions will apply:

         (1) Expenses include, without limitation, attorney fees and any expenses of establishing a right to indemnification under this Article.

         (2) Losses means the total amount, which the person becomes legally obligated to pay in connection with any proceeding, including judgments, fines, amounts paid in settlement, and expenses.

         (3) Person means any director, officer, employee or agent of the bank..

         (4) Proceeding means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, and whether internal or external to the bank.

         SECTION 8.2. THIRD PARTY ACTIONS. The bank shall, to the fullest extent allowed by applicable law and public policy, indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the bank) by reason of the fact that he or she is or was a director, officer, employee or agent of the bank, or is or was serving at the request of the bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against losses actually and reasonably incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the bank, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the bank, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 8.3. ACTIONS BY OR IN THE RIGHT OF THE BANK. The bank shall, to the fullest extent allowed by applicable law and public policy, indemnify any person who was or is a party or otherwise becomes involved in any proceeding by or in the right of the bank to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the bank, or is or was serving at the request of the bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the bank and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the bank unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 8.4. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the bank substantially prevails on the merits or otherwise in defense of any proceeding referred to in Sections 8.2 or 8.3, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         SECTION 8.5 DETERMINATION OF CONDUCT. Any indemnification under Sections 8.2 and 8.3 (unless ordered by a court) shall be made by the bank only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 8.2 and 8.3. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         SECTION 8.6. ADVANCE PAYMENT. Expenses incurred by a person in defending a proceeding shall be paid by the bank in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the bank as authorized in this Article. Such expenses incurred by former directors, officers or other employees and agents may be so paid upon such terms and conditions, if any, as the association deems appropriate.

         SECTION 8.7. ARTICLE NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statue, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.

         SECTION 8.8. INSURANCE. The bank shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the bank, or is or was serving at the request of the bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the bank would have the power to indemnify him or her against such liability under the provisions of this Article. To the extent such insurance is commercially available, the bank shall maintain insurance designed to cover expenses associated with administrative or civil enforcement actions which may be commenced by any federal or state banking or administrative agency. This provision does not, however, authorize the bank to purchase insurance covering civil money penalties or judgments assessed against any person pursuant to final order by or settlement with an appropriate bank regulatory agency.

         SECTION 8.10. MERGED AND REORGANIZED ASSOCIATIONS. For purposes of this Article, references to "the bank" or the "association" shall include, in addition to the surviving association or corporation, any merging or consolidating association or corporation (including any association or corporation having merged or consolidated with a merging or consolidating association or corporation) absorbed in a merger or consolidation which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such merging or consolidating association or corporation as a director, officer, employee or agent of another association, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving association or corporation as such person would have with respect to such merging association or corporation if its separate existence had continued.

         SECTION 8.11. EMPLOYEE BENEFIT PLANS. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes, assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the bank [or association]" shall include any service as a director, officer, employee or agent of the association which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participant, or beneficiaries.

         SECTION 8.12. HEIRS, EXECUTORS AND ADMINISTRATORS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

         SECTION 8.13. CHOICE OF LAW AND SEVERABILITY. The provisions of this Article shall be interpreted in accordance with the Delaware General Corporation Law, Del. Code Ann. Tit. 8 (as may be amended from time to time). The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of the remaining provisions.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         SECTION 9.1. FISCAL YEAR. The fiscal year of the association shall be the calendar year.

         SECTION 9.2. EXECUTION OF INSTRUMENTS. Without limitation, all agreements, contracts, bills of sale, assignments, powers of attorney, or of substitution, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, debentures, notes, undertakings, proxies and other instruments or documents (including documents in connection with the purchase, sale, mortgage, exchange, lease, assignment, transfer, management or handling in any way of any property, real or personal, of any description, held or controlled by the bank, either in its own right or in any fiduciary capacity) may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairman, the vice chairmen, the president, any executive vice president, group senior vice president, senior vice president, group vice president, first vice president, vice president or assistant vice president. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers, employees or agents as the board, the chairman, the vice chairman, the president, or the chief credit officer may from time to time direct. The provisions of this article are supplementary to any other provision of these bylaws.

         SECTION 9.3. RECORDS. The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, or other officer appointed to act as secretary of the meeting.

         SECTION 9.4 CORPORATE GOVERNANCE PROCEDURES. To the extent not inconsistent with applicable federal banking statutes, the corporate governance procedures of the Delaware General Corporation Law, Del. Code Ann. Tit. 8 (as may be amended from time to time).



                                    ARTICLE X

                                     BYLAWS

         SECTION 10.1. INSPECTION. A copy of the bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the association, and shall be open for inspection to all shareholders during banking hours.

         SECTION 10.2. AMENDMENTS. Except as provided by law, the bylaws may be amended, altered or repealed, at any regular or special meeting of the board, by a vote of a majority of the total number of the directors, or by consent pursuant to section 2.9

                                    EXHIBIT 7

              COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE

LaSalle Bank N.A.          Call Date: 9/30/2002   ST-BK:  17-1520   FFIEC   031
135 South LaSalle Street                                            Page    RC-1
Chicago, IL  60603         Vendor ID: D           CERT:  15407      11

Transit Number:  71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for September 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                     Dollar Amounts
                                                                                                                     in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                             RCFD
                                                                                                   ----

   1. Cash and balances due from depository institutions (from Schedule RC-A):
      a. Noninterest-bearing balances and currency and coin (1)                                    0081                  1,782,351
      b. Interest-bearing balances (2)                                                             0071                     85,432
   2. Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)                                1754                    310,429
      b. Available-for-sale securities (from Schedule RC-B, column D)                              1773                 19,539,500
   3. Federal funds sold and securities purchased under agreements to resell
      a. Federal funds sold in domestic offices                                                    B987                    348,135
      b. Securitites purchased under agreements to resell (3)                                      B989                    891,671
   4. Loans and lease financing receivables (from schedule RC-C)
      a. Loans and leases held for sale                                                            5369                    354,482
      b. Loans and leases, net of unearned income                                                  B528                 33,198,391
      c. LESS: Allowance for loan and lease losses                                                 3123                    474,415
      d. Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b and 4.c)                                      B529                 32,723,976
   5. Trading assets (from Schedule RC-D)                                                          3545                    574,379
   6. Premises and fixed assets (including capitalized leases)                                     2145                    255,840
   7. Other real estate owned (from Schedule RC-M)                                                 2150                     17,424
   8. Investments in unconsolidated subsidiaries and associated companies (from
      Schedule RC-M)                                                                               2130                          0
   9. Customers' liability to this bank on acceptances outstanding                                 2155                     22,391
  10. Intangible assets (from Schedule RC-M)
      a. Goodwill                                                                                  3163                    181,613
      b. Other Intangible assets                                                                   0426                     18,431
  11. Other assets (from Schedule RC-F)                                                            2160                  2,162,467
  12. Total assets (sum of items 1 through 11)                                                     2170                 92,941,327

-------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3) Includes all securites resale agreements in domestic and foreign offies, regardless of maturity.

LaSalle Bank N.A.          Call Date: 9/30/2002   ST-BK:  17-1520   FFIEC   031
135 South LaSalle Street                                            Page    RC-2
Chicago, IL  60603         Vendor ID: D           CERT:  15407      12

Transit Number:  71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for September 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Continued

                                                                                                                     Dollar Amounts
                                                                                                                     in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
  13. Deposits:
      a. In domestic offices (sum of totals of                                                     RCON
                                                                                                   ----
          columns A and C from Schedule RC-E, part I)                                              2200                 25,907,563

          (1) Noninterest-bearing (1)                                                              6631                  5,131,890
          (2) Interest-bearing                                                                     6636                 20,775,673
                                                                                                   RCFN
                                                                                                   ----
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
          Schedule RC-E, part II)                                                                  2200                  5,168,939

          (1) Noninterest-bearing                                                                  6631                          0
          (2) Interest-bearing                                                                     6636                  5,168,939
                                                                                                   RCON
                                                                                                   ----
  14. Federal funds purchased and securities sold under agreements to repurchase:
      a. Federal funds purchased in domestic offices (2)                                           B993                  1,982,299
                                                                                                   RCFD
                                                                                                   ----
      b. Securities sold under agreements to repurchase (3)                                        B995                  3,266,533
  15. Trading liabilities (from Schedule RC-D)                                                     3548                    210,786


  16. Other borrowed money (includes mortgage indebtedness and obligations under                   3190                 13,042,661
      capitalized leases): From schedule RC-M

  17. Not applicable.
  18. Bank's liability on acceptances executed and outstanding                                     2920                     22,391
  19. Subordinated notes and debentures (4)                                                        3200                    619,000
  20. Other liabilities (from Schedule RC-G)                                                       2930                  4,576,936
  21. Total liabilities (sum of items 13 through 20)                                               2948                 85,873,610
  22. Minority Interest in consolidated subsidiaries                                               3000                     19,423

EQUITY CAPITAL
                                                                                                   RCFD
                                                                                                   ----
  23. Perpetual preferred stock and related surplus                                                3838                    635,410
  24. Common stock                                                                                 3230                     41,234
  25. Surplus (exclude all surplus related to preferred stock)                                     3839                  1,917,253
  26. a.Retained Earnings                                                                          3632                  1,796,532
      b. Accumulated Other Comprehensive income.(5)                                                B530                     61,561
  27. Other Equity capital components (6)                                                          3284                          0
  28. Total equity capital (sum of items 23 through 27)                                            3210                  4,451,990
  29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)       3300                 90,345,023


Memorandum
To be reported only with the March Report of Condition.
   1. Indicate in the box at the right the number of the statement below that                      RCFD                   Number
best describes the most comprehensive level of auditing work performed for the                     ----
bank by independent external auditors as of any date during 2001                                   6724                     N/A




1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm. with generally accepted auditing standards by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =  Review of the bank's financial statements by external auditors
7 =  Compilation of the bank's financial statements by external auditors
8 =  Other audit procedures (excluding tax preparation work)
9 =  No external audit work

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."
(3) Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
(4)    Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership plan shares.

LaSalle Bank N.A.          Call Date: 6/30/2002   ST-BK:  17-1520   FFIEC   031
135 South LaSalle Street                                            Page    RC-1
Chicago, IL  60603         Vendor ID: D           CERT:  15407      11

Transit Number:  71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for June 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                     Dollar Amounts
                                                                                                                     in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS

   1. Cash and balances due from depository institutions (from Schedule RC-A):                    RCFD
                                                                                                  ----
      a. Noninterest-bearing balances and currency and coin (1)                                   0081              1,564,884
      b. Interest-bearing balances (2)                                                            0071                 50,107
   2. Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)                               1754                347,045
      b. Available-for-sale securities (from Schedule RC-B, column D)                             1773             19,501,708
   3. Federal funds sold and securities purchased under agreements to resell
      a. Federal funds sold in domestic offices                                                   B987                426,580
      b. Securitites purchased under agreements to resell (3)                                     B989                 86,311
   4. Loans and lease financing receivables (from schedule RC-C)
      a. Loans and leases held for sale                                                           5369                299,415
      b. Loans and leases, net of unearned income                                                 B528             32,462,410
      c. LESS: Allowance for loan and lease losses                                                3123                461,345
      d. Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b and 4.c)                                     B529             32,001,065
   5. Trading assets (from Schedule RC-D)                                                         3545                564,642
   6. Premises and fixed assets (including capitalized leases)                                    2145                259,719
   7. Other real estate owned (from Schedule RC-M)                                                2150                 17,915
   8. Investments in unconsolidated subsidiaries and associated companies (from
      Schedule RC-M)                                                                              2130                      0
   9. Customers' liability to this bank on acceptances outstanding                                2155                 17,856
  10. Intangible assets (from Schedule RC-M)
      a. Goodwill                                                                                 3163                181,613
      b. Other Intangible assets                                                                  0426                 20,724
  11. Other assets (from Schedule RC-F)                                                           2160              3,061,195
  12. Total assets (sum of items 1 through 11)                                                    2170             91,324,534

---------------------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3)  Includes all securites resale agreements in domestic and foreigh offies, regardless of maturity.

LaSalle Bank N.A.          Call Date: 6/30/2002   ST-BK:  17-1520   FFIEC   031
135 South LaSalle Street                                            Page    RC-2
Chicago, IL  60603         Vendor ID: D           CERT:  15407      12

Transit Number:  71000505

Schedule RC - Continued

                                                                                                                     Dollar Amounts
                                                                                                                     in Thousands
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
  13. Deposits:
                                                                                                  RCON
      a. In domestic offices (sum of totals of                                                    ----
          columns A and C from Schedule RC-E, part I)                                             2200             25,369,960

          (1) Noninterest-bearing (1)                                                             6631              4,665,014
          (2) Interest-bearing                                                                    6636             20,704,946
                                                                                                  RCFN
                                                                                                  ----
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
          Schedule RC-E, part II)                                                                 2200              5,279,486
          (1) Noninterest-bearing                                                                 6631                      0
          (2) Interest-bearing                                                                    6636              5,279,486
                                                                                                  RCON
                                                                                                  ----
  14. Federal funds purchased and securities sold under agreements to repurchase:
      a. Federal funds purchased in domestic offices (2)                                          B993              1,778,603
                                                                                                  RCFD
                                                                                                  ----
      b. Securities sold under agreements to repurchase (3)                                       B995              3,223,442
  15. Trading liabilities (from Schedule RC-D)                                                    3548                210,229


  16. Other borrowed money (includes mortgage indebtedness and obligations under                  3190             12,764,731
      capitalized leases): From schedule RC-M

  17. Not applicable.
  18. Bank's liability on acceptances executed and outstanding                                    2920                 17,856
  19. Subordinated notes and debentures (4)                                                       3200                684,000
  20. Other liabilities (from Schedule RC-G)                                                      2930              4,671,726
  21. Total liabilities (sum of items 13 through 20)                                              2948             84,649,479
  22. Minority Interest in consolidated subsidiaries                                              3000                 19,101

EQUITY CAPITAL
                                                                                                  RCFD
                                                                                                  ----
  23. Perpetual preferred stock and related surplus                                               3838                635,410
  24. Common stock                                                                                3230                 41,234
  25. Surplus (exclude all surplus related to preferred stock)                                    3839              1,905,825
  26. a.Retained Earnings                                                                         3632              1,732,491
      b. Accumulated Other Comprehensive income.(5)                                               B530                 66,685
  27. Other Equity capital components (6)                                                         3284                      0
  28. Total equity capital (sum of items 23 through 27)                                           3210              4,381,645
  29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)      3300             89,050,225

Memorandum
To be reported only with the March Report of Condition.
   1. Indicate in the box at the right the number of the statement below that                     RCFD                  Number
best describes the most comprehensive level of auditing work performed for the                    ----
bank by independent external auditors as of any date during 2001                                  6724                  N/A



1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm. with generally accepted auditing standards by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =  Review of the bank's financial statements by external auditors
7 =  Compilation of the bank's financial statements by external auditors
8 =  Other audit procedures (excluding tax preparation work)
9 =  No external audit work

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."
(3) Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus. (5) Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership plan shares.